UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2009

ACTUANT CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 West Silver Spring Drive

Butler, Wisconsin 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (414) 352-4160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2009, Actuant Corporation (the “Company” or “Actuant,”) entered into Amendment No. 1 to Second Amended and Restated Credit Agreement (the “Amendment”) among the Company, the foreign subsidiary borrowers party thereto, the financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (as amended, the “Senior Credit Facility”).

The Amendment, among other things, provides additional flexibility with respect to financial covenants, while maintaining the current size and maturity of the Senior Credit Facility. Key aspects of the Amendment are as follows:

•

Maximum leverage ratio (gross debt / trailing twelve month EBITDA) increased from its current 3.5:1 limit to 4.0:1 through the fiscal quarter ending August 31, 2009 and to 4.5:1 for the fiscal quarters ending November 30, 2009 and February 28, 2010, stepping down quarterly back to 3.5:1 by November 30, 2010.

•	Minimum fixed charge coverage ratio under the Senior Credit Facility decreased from 1.75:1 to 1.65:1 beginning with the quarter ending August 31, 2009.

•

Quarterly principal repayments on the $113 million term loan under the Senior Credit Facility increased from $1.5 million per fiscal quarter during 2009 and 2010 to $10 million per fiscal quarter in such fiscal years.

•

Consolidated EBITDA definition in the Senior Credit Facility specifically allows add-back of up to $30 million in actual restructuring costs for any twelve month period and of non-cash impairment charges and charges for long-term incentive plans.

•

The interest rate on borrowings under the Senior Credit Facility increased 125 basis points from LIBOR plus 250 basis points to LIBOR plus 375 basis points, with subsequent increases or decreases based on the Company’s actual leverage ratio.

•	The non-use fee on the $400 million revolver increased by 10 basis points from 40 to 50 basis points.

•	The Senior Credit Facility is now secured by substantially all personal property assets of the Company and its domestic subsidiary guarantors, including intellectual property.

The Company incurred approximately $4 million in costs for the Amendment which will be expensed over the approximate 28 remaining months of the Senior Credit Facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Item 2.02	Results of Operations and Financial Condition.

On June 10, 2009, the Company issued a press release announcing the Amendment to the Senior Credit Facility and reporting the Company’s preliminary results of operations for the third fiscal quarter ended May 31, 2009. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1 dated June 10, 2009 to Second Amended and Restated Credit Agreement dated November 10, 2008 among Actuant Corporation, the foreign subsidiary borrowers party thereto, the financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press Release of the Company dated June 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: June 10, 2009	/s/ Andrew G. Lampereur
	Name:	Andrew G. Lampereur
	Title:	Executive Vice President and Chief Financial Officer